                                                                   EXHIBIT 99.2

               Consent of Person Designated to Become a Director

  I, John L. MacFarlane, hereby consent to the use in the Registration Statement on Form S-4 of Phone.com, Inc. (the "Company") to which this consent is filed as an exhibit and the Joint Proxy Statement/Prospectus included therein, of my name as a person designated to become a director of the Company upon the consummation of the merger of Software.com, Inc. and the Company.

                                                 /s/ John L. MacFarlane
                                          By: _________________________________
                                                    John L. MacFarlane

Date: August 30, 2000